News Release
                                  ------------

October 24, 2003                             Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE                                 (215) 579-4000

            TF Financial Corporation Announces Third Quarter Results
                             And Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (Nasdaq National Market - THRD) today reported a net loss of $8,565,000 ($3.07 per diluted share) for the third quarter of 2003 and a year to date net loss of $7,350,000 ($2.69 per diluted share.) These amounts include the $9,334,000 ($3.35 per diluted share) net cost of the Corporation's debt refinancing transaction completed during September 2003. Excluding this transaction, the Corporation's earnings were $769,000 ($0.28 per diluted share) for the third quarter of 2003 compared with $1,375,000 ($0.51 per diluted share) during the third quarter of 2002. Excluding the debt refinancing transaction, year-to-date earnings for 2003 were $1,984,000 ($0.72 per diluted share) compared with $3,655,000 ($1.34 per diluted share) during the first nine months of 2002. The Corporation also announced that its Board of Directors declared a quarterly dividend of $0.15 per share, payable November 14, 2003 to shareholders of record on November 5.

On September 12, 2003 the Corporation announced that it had completed a series of transactions that resulted in the refinancing or repayment of $187.4 million of Federal Home Loan Bank borrowings whose interest cost to the Corporation had been 5.46%. $80 million of these borrowings were refinanced at 3.23%; the remaining $107.4 million were repaid. The refinancing and early repayment costs charged by the Federal Home Loan Bank were $13,765,000. In addition, a portion of the funds used to repay these borrowings came from the sale of $79.7 million of investment securities and mortgage-backed securities, which had been yielding 1.93%, at a loss of $377,000. The combined effect of these transactions was a cost of $14,142,000 or $9,334,000 after tax. Although stockholders' equity decreased to $54,174,000 at September 30, 2003, the Corporation's equity to assets ratio increased to 8.96% compared to 8.72% at December 31, 2002 because of a reduction in the Corporation's total assets to $604.7 million from $721.0 million at December 31, 2002.

Excluding the effect of the debt refinancing transaction, the Corporation's pre-tax income during the third quarter of 2003 was $1,015,000 compared with $1,813,000 during the third quarter of 2002. The decrease is largely attributable to a $295,000 decrease in net interest income and the absence of any gains on the sale of securities in the third quarter of 2003 compared with the $419,000 of gains on the sale of securities that occurred in 2002. Other significant, non-recurring expense items during the third quarter of 2003 include $71,000 of compensation and benefits paid to the former president of the Corporation, who retired on July 1, 2003, and $62,000 of additional expense due to revisions in the useful lives of certain depreciable and amortizable assets. Non-recurring income during the third quarter of 2003 was composed of a $110,000 gain on the sale of real estate.

While decreasing compared to the third quarter of 2002, net interest income increased by $488,000 compared to the second quarter of 2003 as a result of the Corporation's increased loan originations and substantial reduction in interest-bearing cash balances during both the second and third quarters of 2003. The Corporation's loans receivable were $400,766,000 at September 30, 2003 compared to $359,208,000 at June 30, 2003 and $370,092,000 at December 31, 2002.
Similarly, the Corporation's cash and cash equivalents were $6,106,000 at September 30, 2003 compared to $37,589,000 at June 30, 2003 and $100,580,000 at
December 31, 2002. Taking the debt refinancing transaction into account, there is expected to be a further increase in the Corporation's net interest income in the fourth quarter of 2003.

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Savings Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer
County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
       (dollars in thousands except per share data)

-----------------------------------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS                         NINE MONTHS
                                                          ------------            INC          -----------           INC
                                                      9/30/03      9/30/02       (DEC)       9/30/03     9/30/02    (DEC)
                                                      -------      -------                   -------     -------

EARNINGS SUMMARY

       Interest Income                              $   7,835    $  10,038       -21.9%    $  24,648   $  31,078    -20.7%
       Interest expense                                 3,716        5,624       -33.9%    $  13,064   $  17,269    -24.3%
       Net interest income                              4,119        4,414        -6.7%       11,584      13,809    -16.1%
       Loan loss provision                                 90          150       -40.0%          270         838    -67.8%
       Non-interest income                                322          982       -67.2%        2,054       1,988      3.3%
       Non-interest expense                            17,478        3,433       409.1%       24,816      10,159    144.3%
       Income taxes                                    (4,562)         438     -1141.6%       (4,098)      1,145   -457.9%
       Net income (loss)                              $(8,565)   $   1,375      -722.9%    $  (7,350)  $   3,655   -301.1%

       Pro forma net income (b)                     $     769    $   1,375       -44.1%    $   1,984   $   3,655    -45.7%

PER SHARE INFORMATION

       Earnings per share, basic                    $   (3.33)   $    0.55      -705.5%    $   (2.91)  $    1.48   -296.6%
       Earnings per share, diluted                  $   (3.07)   $    0.51      -702.0%    $   (2.69)  $    1.34   -300.7%

       Pro forma earnings per share, basic (b)      $    0.30    $    0.55       -45.5%    $    0.79   $    1.48    -46.6%
       Pro forma earnings per share, diluted (b)    $    0.28    $    0.51       -45.1%    $    0.72   $    1.34    -46.3%

       Dividends paid                               $    0.15    $    0.15         0.0%    $    0.45   $    0.45      0.0%

FINANCIAL RATIOS

       Annualized return on average assets (b)          0.45%        0.75%       -40.0%         0.38%       0.68%   -44.1%
       Annualized return on average equity (b)          4.82%        8.90%       -45.8%         4.20%       8.24%   -49.0%
       Efficiency ratio (b)                            78.53%       65.44%        20.0%        80.40%      67.91%    18.4%


AVERAGE BALANCES

       Loans                                        $ 381,005    $ 348,675         9.3%    $ 370,543   $ 360,215      2.9%
       Mortgage-backed securities                     155,260      205,729        -24.5%     163,697     206,506    -20.7%
       Investment securities                           85,847       54,051        58.8%       73,131      50,650     44.4%
       Other interest-earning assets                   21,685       80,811       -73.2%       59,882      66,499    -10.0%
       Total earning assets                           643,797      689,266        -6.6%      667,253     683,870     -2.4%
       Non-earning assets                              33,670       34,176        -1.5%       34,789      34,890     -0.3%
       Total assets                                   677,467      723,442        -6.4%      702,042     718,760     -2.3%

       Deposits                                       452,145      436,272         3.6%      447,049     430,857      3.8%
       FHLB advances                                  158,357      218,989       -27.7%      186,377     221,223    -15.8%
       Total interest bearing liabilities             610,502      655,261        -6.8%      633,426     652,080     -2.9%
       Non-interest bearing liabilities                 3,661        6,908       -47.0%        5,439       7,340    -25.9%
       Stockholders' equity                            63,304       61,273         3.3%       63,177      59,340      6.5%
       Total liabilities & stockholders'            $ 677,467    $ 723,442        -6.4%    $ 702,042   $ 718,760     -2.3%
            equity

SPREAD AND MARGIN ANALYSIS

Average yield on:
       Loans                                             5.89%        7.10%                     6.26%       7.20%
       Mortgage-backed securities                        4.14%        5.54%                     4.34%       5.90%
       Investment securities                             2.33%        4.46%                     2.80%       4.65%
       Other interest-earning assets                     0.90%        1.57%                     1.03%       1.61%
Average cost of:
       Deposits                                          1.44%        2.33%                     1.65%       2.51%
       FHLB advances                                     5.21%        5.54%                     5.42%       5.54%

Interest rate spread                                     2.41%        2.37%                     2.18%       2.54%
Net interest margin                                      2.54%        2.54%                     2.32%       2.70%

T F FINANCIAL CORPORATION
FINANCIAL INFORMATION
       (dollars in thousands except per share data)

                                                          THREE MONTHS                         NINE MONTHS
                                                          ------------           INC           -----------           INC
                                                      9/30/03      9/30/02      (DEC)       9/30/03      9/30/02    (DEC)
                                                      -------      -------                  -------      -------
NON-INTEREST INCOME

       Retail banking fees                            $   589     $    563        4.6%    $   1,736    $  1,569     10.6%
       Gain (loss) on sales of securities                (377)         419     -190.0%          208         419    -50.4%
       Gain on sale of real estate                        110            -        0.0%          110           -      0.0%

NON-INTEREST EXPENSE

       Salaries and benefits                            1,996        1,945        2.6%        6,056       5,790      4.6%
       Occupancy                                          675          570       18.4%        1,905       1,724     10.5%
       Deposit insurance                                   18           18        0.0%           55          56     -1.8%
       Professional fees                                  110          119       -7.6%          428         304     40.8%
       Deposit intangible amortization                     49           58      -15.5%          145         174    -16.7%
       Advertising                                        138          110       25.5%          413         330     25.2%
       Other                                              727          613       18.6%        2,049       1,781     15.0%
       Debt prepayment fee                             13,765            -        0.0%       13,765           -      0.0%


                                                                                              INC
                                                      9/30/03                 12/31/02       (DEC)
                                                      -------                 --------       -----
DEPOSIT INFORMATION
       Non-interest checking                         $ 26,918                 $ 20,810        29.4%
       Interest checking                               49,630                   48,496         2.3%
       Money market                                    45,184                   43,677         3.5%
       Savings                                        189,474                  182,813         3.6%
       CD's                                           143,542                  146,762        -2.2%


OTHER PERIOD ENDING INFORMATION


Per Share
       Book value (a)                                 $ 21.01                  $ 25.31
       Tangible book value (a)                        $ 19.17                  $ 23.34
       Closing market price                           $ 31.52                  $ 24.71

Balance sheet
       Loans,net                                    $ 400,766                $ 370,092         8.3%
       Cash and cash equivalents                        6,106                  100,580       -93.9%
       Mortgage-backed securities                     130,472                  169,835       -23.2%
       Investment securities                           33,084                   53,450       -38.1%
       Total assets                                   604,682                  721,032       -16.1%
       FHLB advances and other                         87,100                  207,359       -58.0%
       Stockholders' equity                            54,174                   62,840       -13.8%

ASSET QUALITY
       Non-performing loans                             2,905                    3,822       -24.0%
       Loan loss reserves                               1,972                    2,047        -3.7%
       Reserves to gross loans                          0.49%                    0.55%       -10.9%
       Non-performing loans to gross loans              0.72%                    1.03%       -30.1%
       Non-performing loans to total assets             0.48%                    0.53%        -9.4%
       Foreclosed property                              1,763                       84      1998.8%
       Foreclosed property to total assets              0.29%                    0.01%      2800.0%
       Non-performing assets to total assets            0.77%                    0.54%        42.6%

OTHER STATISTICAL INFORMATION
       Shares outstanding (000's) (a)                   2,579                    2,483
       Number of branch offices                            14                       13
       Full time equivalent employees                     174                      169

    (a) excludes employee stock ownership                 225                      240
        plan shares (000's) tax cost attributable to
        the debt refinancing transaction.

    (b) excludes $14,142,000 pre-tax and $9,334,000 after tax cost attributable to the debt refinancing transaction.